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Exhibit 10.10(b)


                CONSIGNMENT, CANCELLATION AND PURCHASE AGREEMENT

         This agreement is made this 29th day of August, 1997 between Jet Aviation Trading, Inc. having its principal place of business at 15675 N.W. 15th Avenue, Miami, FL 33167, (hereinafter referred to as "CONSIGNEE") and Jet Avionics Systems, Inc., having its principal place of business at 18181 N.E. 31st Court, Suite 1907, North Miami Beach, FL 33160 (hereinafter referred to as the "OWNER").

                                    RECITALS:

         WHEREAS, OWNER and CONSIGNEE entered into a Consignment Agreement dated October 1, 1996, (the "Consignment Agreement") whereby OWNER consigned to CONSIGNEE that certain Inventory defined in the Consignment Agreement for sale by Consignee for the benefit of OWNER and CONSIGNEE; and

         WHEREAS, OWNER and CONSIGNEE have determined that CONSIGNEE shall purchase the remaining unsold Inventory from Owner, as set forth on Exhibit "A", attached hereto under the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1. Purchase: CONSIGNEE shall purchase all remaining unsold Inventory originally consigned to CONSIGNEE under the Consignment Agreement held by it on the 31st day of August, 1997 (the "Closing Date").

         2. Purchase Price: The purchase price ("Purchase Price") for the payment of such purchased Inventory shall be $675,000.

         3.       Payment: Payment of the Purchase Price shall be as follows:

                  a. $340,000 of the Purchase Price has already been paid to OWNER in cash and equity in CONSIGNEE.

                  b. CONSIGNEE shall apply the outstanding balance of principal and accumulated interest of OWNER's promissory note to CONSIGNEE in the original principal amount of $175,000 dated October 1,1 996, originally given for its subscription of shares of stock of CONSIGNEE to the Purchase Price; and

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                  c.       The remainder of the Purchase Price shall be paid by
                           issuing shares of CONSIGNEE's common stock at the rate of $2.00 of the Purchase Price for each share of common stock of Consignee. Owner acknowledges that such shares of common stock have not been registered for sale under the laws of the United States or any state. Owner agrees to execute a Subscription Agreement in the form attached hereto as Exhibit "B".

         4. Title: At closing, OWNER will execute a Warranty Bill of Sale transferring marketable title to all of the remaining Inventory to CONSIGNEE free and clear of all liens, claims and encumbrances whatsoever. Further, OWNER warrants that it shall defend such title forever to CONSIGNEE and CONSIGNEE's third party customers.

         5. Taxes: Taxes imposed by any federal, state or local taxing authority within the United States and payable as a result of the sale of the Inventory shall be borne by OWNER.

         6.       Material Certification: OWNER certifies the following to
                  CONSIGNEE:

                  (a) Each item of Inventory covered by this Agreement was produced by a manufacturer holding an FAA Approved Production Inspection System issued under FAR 21, Sub Part F, or by a manufacturer holding an FAA Production Certificate issued under FAR 21, Sub. Part G. Each item of Inventory was manufactured by the prime manufacturer or its approved manufacturing/supplier source holding one of the following agreements/approvals; (i) a Fixed Quantity Licensee/Consignment Agreement, or; (ii) an FAA/PMA Licensee Agreement, or; (iii) written approval for Direct Ship Authority from the prime manufacturer. None of the items of Inventory have been subjected to severe stress or heat (as in major aircraft, engine failure, accident or fire). Any part found not to comply with the standards of this paragraph 6 may, at Consignee's option, either be returned to Owner or disposed of in accordance with the appropriate regulatory standards; and,

                  (b) The Inventory shall be sold by OWNER in an "as is" condition and OWNER makes no warranties, guarantees or representations of any kind, either express or implied, statutory or otherwise, except as set forth herein, with respect to the Inventory or any other equipment or parts delivered by OWNER to CONSIGNEE hereunder including any items of Inventory overhauled/repaired or recertified; and


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                  (c)      All serialized and non-serialized items of Inventory
                           (rotable, repairable and/or engine) will be accompanied with traceability to a commercial aviation regulated source.

                  (d) Airworthiness release certificates, where applicable, will identify the FAA repair station number and the signature of the approving inspector, as well as all other pertinent information.

         7. Confidentiality: Each party agrees (except with the prior written consent of the other party):

                  (a) not to disclose details of this Agreement to any third parties other than its financial and legal advisers; and,

                  (b) to maintain confidentiality of all information exchanged between the parties, including pricing information and other proprietary knowledge, held as confidential between OWNER and OWNER's suppliers and CONSIGNEE and CONSIGNEE's customers, and not to use such for the benefit of any third party.

                  Such confidentiality shall survive the Term of this Agreement.

         8. Applicable Law: The provisions of this Agreement and all rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Florida. Both parties hereby agree that this Agreement shall be deemed to have been made in the County of Dade, Florida, and that any suit, action or proceeding arising out of or relating to this Agreement may be instituted in any State or Federal court having its situs within the County of Dade, Florida and each party hereby waives the personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to the address set forth herein for each party. Any such notice shall be effective and shall be deemed to have been given when received at, or after refusal to receive, at the addresses set forth herein or at such other substitute addresses provided in accordance with this Article.

         9. Brokers and Finders: CONSIGNEE and OWNER each agree that there are no third parties involved as brokers and finders in this transaction. OWNER indemnifies CONSIGNEE from liability for any fees, commissions or other claims made, including all legal costs, due to such claims caused by the indemnifying party.

         10. Assignment: This Agreement shall not be assigned in whole or in part by either party hereto without the prior written consent of the other party.


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         11.      Notices: All notices or requests under this Agreement shall be in writing and shall be deemed to have been adequately given when received by the party to whom such notice or request is given. Notices may be delivered personally, by first class mail, postage prepaid, by reputable courier or by facsimile transmission and shall be addressed as follows:

                      If to CONSIGNEE: Jet Aviation Trading, Inc.
                             15675 N.W. 15th Avenue
                             Miami, FL 33169
                             Fax (305) 624-2944

                             If to OWNER: Jet Avionics Systems, Inc.
                             18181 N.E. 31st Court, Suite 1907
                             North Miami, FL 33160
                             Fax (305) 933-1635

         or to such other address as either party may designate, from time to time, by written notice to the other party.

         12. Alterations: This Agreement shall be effective only when duly signed by both parties hereto. It contains the entire understanding between the parties and may not be changed, modified or altered, nor any of its provisions waived, except by an agreement in writing signed by the parties hereto. All prior agreements or understandings between the parties in connection with the subject matter of this Agreement are superseded hereby and the waiver of any term of condition herein by either party shall not be deemed a waiver of any subsequent term or condition hereof.

         13. Exhibits: Any Exhibits to this Agreement or side letters or referring to this Agreement and duly agreed to by both parties in writing shall automatically become a part of this Agreement and unless specifically stated otherwise, the provisions of this Agreement shall prevail in the event of any inconsistency.

         14. Severability: In the event that any provision of this Agreement is rendered void, invalid, or unenforceable in a certain jurisdiction, then such provision (or part thereof) may be severed from this Agreement without affecting the remaining provisions hereof, as long as such severance does not have a material adverse affect on the performance of this Agreement.

         15. Headings: The headings to the clauses of this Agreement are for the purpose of reference only and in no way define, limit or describe the scope of intent of this Agreement.

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         16.      Non-Exclusivility: The relationship of OWNER and CONSIGNEE under this Agreement is non-exclusive. Both parties reserve the right to enter into agreements with other parties for the provision of similar or identical services at any time before or after the Closing Date. Further, nothing herein shall authorize either party to hold itself out as acting for or on behalf of the other party.

         17. Counterparts: This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original but all of which taken together shall constitute one and the same instrument. A facsimile signature on any counterpart hereto shall be deemed an original for all purposes.

         IN WITNESS WHEREOF, the parties hereto by their duly authorized officers have executed this Agreement as of the day and year first above written.

                                  JET AVIATION TRADING, INC.

                                  BY:/s/ Joseph J. Nelson
                                     --------------------------------

                                  JET AVIONICS SYSTEMS, INC.

                                  BY:/s/ Sharon Taoz
                                     --------------------------------



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                                  BILL OF SALE

         FOR VALUABLE CONSIDERATION, receipt of which is here acknowledged, Jet Avionics Systems, Inc. ("Seller") does hereby grant, bargain, sell, assign, transfer and deliver to Jet Aviation Trading, Inc. ("Purchaser") all of Seller's right, title, and interest in and to the goods and chattels which are listed on Exhibit "A" attached to this bill of sale.

         TO HAVE AND TO HOLD unto the Purchaser, its successors and assigns forever.

         And the Seller does, for itself, its successors, and assigns, covenant to and with the Purchaser, its successors and assigns that the Seller is the lawful owner of the said goods and chattels; that they are free from all encumbrances; that the Seller has good right to sell the same aforesaid, and that Seller will warrant and defend the transfer of the goods and chattels hereby made, unto the Purchaser, its successors and assigns against the lawful claims and demands of all persons whomsoever.

         IN WITNESS WHEREOF, the Seller has caused this document to be executed in its name and its corporate seal affixed by its proper officers thereto duly authorized this 29th day of August, 1997.


Signed, sealed and delivered              JET AVIONICS SYSTEMS, INC.
in the presence of:                       Seller:

/s/ Zvi Mosite                            /s/ Sharon Taoz
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Witness (Sign Name)                       Sharon Taoz, President

Zvi Mosite
------------------------------
(Print Name of Witness)